Exhibit 8.1

300 North LaSalle Chicago, Illinois 60654

(312) 862-2000	Facsimile: (312) 862-2000
www.kirkland.com

April 19, 2022

R1 RCM Inc.

Project Roadrunner Parent Inc.

434 W. Ascension Way, 6th Floor

Murray, Utah 84123

Ladies and Gentlemen:

We are United States tax counsel to R1 RCM Inc., a Delaware corporation (“R1”), and Project Roadrunner Parent Inc., a Delaware corporation (“New R1”), in connection with the preparation of the registration statement on Form S-4 (as amended, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-264188) originally filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2022, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of shares of common stock of New R1.

The Registration Statement is being filed in connection with the transactions contemplated by that certain Transaction Agreement and Plan of Merger, dated as of January 9, 2022 (the “Transaction Agreement”), by and among R1, New R1, Project Roadrunner Merger Sub Inc., a Delaware corporation (“R1 Merger Sub”), Revint Holdings, LLC, a Delaware limited liability company (“Cloudmed”), CoyCo 1, L.P., a Delaware limited partnership (“CoyCo 1”), and CoyCo 2, L.P., a Delaware limited partnership (“CoyCo 2,” and together with CoyCo 1, the “Sellers”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement or the Transaction Agreement, as applicable.

You have requested our opinion concerning the discussion of the Holding Company Reorganization set forth in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Holding Company Reorganization — Treatment of the Holding Company Reorganization” in the Registration Statement (the “Tax Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.    All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a

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R1 RCM Inc.

Project Roadrunner Parent Inc.

April 19, 2022

prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the transactions described in the Transaction Agreement, the Registration Statement, and the Documents (collectively, the “Transactions”);

b.    All factual representations, warranties, covenants and statements made or agreed to by the parties to the Transaction Agreement and the other agreements referred to in the Transaction Agreement and the Registration Statement (collectively, the “Agreements,” and together with the schedules, exhibits, addenda, or attachments referred to in the Agreements, the “Documents”) as well as those made to us in each of the officer’s certificates provided to us by R1, New R1, the Sellers, and TCP-ASC are true, correct and complete as of the date hereof and will continue to be true, correct and complete through the consummation of the Transactions, in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c.    As to all matters as to which any Person represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the consummation of the Transactions, there will be no plan, intention, understanding or agreement;

d.    The Transactions will be consummated in accordance with the Transaction Agreement and the other Documents, without any waiver or breach of any material provision thereof, and the Transactions will be effective under applicable corporate law as described in the Transaction Agreement and the other Documents;

e.    The Documents represent the entire understanding of the parties with respect to the Holding Company Reorganization, the Merger, the Contribution, and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified and there are no other transactions or transfers that will occur in respect of New R1 shares in connection with the consummation of the Transactions that are outside the ordinary course and are not contemplated by the Documents; and

f.    R1, New R1, the Sellers, TCP-ASC, Cloudmed Parent, Cloudmed, and all other relevant Persons will report the Transactions for all U.S. federal income tax reporting purposes in a manner consistent with this opinion.

Except as set forth below, we express no other opinion. This opinion is expressed as of the date hereof and is being delivered prior to the consummation of the proposed Transactions, and therefore is prospective and dependent on future events. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions

R1 RCM Inc.

Project Roadrunner Parent Inc.

April 19, 2022

on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions in connection with the Transactions, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure, subject to the assumptions, limitations and qualifications stated therein, and, as further described in the Tax Disclosure, does not address the U.S. federal income tax treatment of any shareholder (i) subject to special rules under the Code or the Treasury Regulations, or (ii) that owns both R1 Common Stock and R1 Warrants immediately prior to the Holding Company Reorganization. Moreover, this opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Certain Material U.S. Federal Income Tax Consequences of the Holding Company Reorganization — Treatment of the Holding Company Reorganization” insofar as they address certain material U.S. federal income tax considerations of the Transactions for U.S. holders of R1 Common Stock, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise herein and therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein and in the Registration Statement generally under the heading “Certain Material U.S. Federal Income Tax Consequences of the Holding Company Reorganization”.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such

R1 RCM Inc.

Project Roadrunner Parent Inc.

April 19, 2022

consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP